SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  April 28,
1999

BELMONT BANCORP.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


OHIO                            0-12724         34-1376776
(STATE OF       	(COMMISSION FILE NO.)	(I.R.S. EIN)
INCORPORATION)

325 MAIN STREET
BRIDGEPORT, OH  43912
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(740)-695-3323
(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

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ITME 5. OTHER EVENTS

THE FOLLOWING IS A PRESS RELEASE DATED APRIL 28, 1999 CONCERNING
ONE OF THE CORPORATION'S BORROWERS.

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PRESS RELEASE


For additional information contact:
J. Vincent Ciroli, Jr., President
and Chief Executive Officer
(740) 695-3323

FOR IMMEDIATE RELEASE:  April 28, 1999

SUBJECT:  BORROWER UNEXPECTEDLY CEASES OPERATIONS

ST. CLAIRSVILLE, OHIO.On Monday, April 26, 1999 Schwartz Homes, Inc. voluntarily and unexpectedly closed their Mega Store operation. Schwartz is a large commercial customer of Belmont National Bank, a subsidiary of Belmont Bancorp. The Bank and other creditors have been working with Schwartz management to determine the next course of action.
Currently it is premature to estimate the full financial impact this situation will have on Belmont until there has been an opportunity to completely evaluate all aspects of operation. Belmont is working toward a quick resolution to this situation and intends to keep the investing public fully informed.

Certain statements in this release contain forward looking information. These statements are subject to certain risks and uncertainties. These risks and uncertainties could cause actual results to differ materially from the current statements.

Belmont Bancorp. is a $446 million holding company with Belmont National Bank offices in Bellaire, Bridgeport,
Cadiz, Lansing, New Philadelphia, The Ohio Valley Mall, St.
Clairsville, Schoenbrunn and Shadyside, Ohio and in the Woodsdale and Elm Grove areas of Wheeling, West Virginia.
Belmont Bancorp. stock trades in the Small Cap Market of Nasdaq under the symbol BLMT. Information about Belmont
National Bank can be accessed on the Internet at http://www.belmontbank.com.

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SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

BELMONT BANCORP.
(REGISTRANT)


APRIL 28, 1999           BY:  S/J. VINCENT CIROLI, JR.
                              J. VINCENT CIROLI, JR.
                              PRESIDENT AND CEO